UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2017 (June 22, 2017)

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming

(State or other jurisdiction of incorporation)

000-55697	46-2378100
(Commission File Number)	(IRS Employer Identification No.)

Harbour Centre, 18851 NE 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 22, 2017, Life Clips, Inc., a Wyoming corporation (the “Company”) entered into a Stock Purchase Agreement (together with all exhibits and schedules thereto, the “SPA”), by and among the Corporation, Ascenda Corporation, a company limited by shares incorporated under the laws of Independent State of Samoa (“Seller”), Hong Kong Ascenda International Co., Limited, a company limited by shares incorporated under the laws of Hong Kong (“Company HK”), and Hong Kong Ascenda International Co., Limited, a company limited by shares incorporated under the laws of Independent State of Samoa (“Company Samoa”, and collectively with Company HK, the “Targets” and each a “Target”). Additional information regarding the operations of the Targets is set forth in Item 2.01, and is incorporated herein by reference.

Ascenda Corporation is a global trade and barter firm with an international network covering the world, providing sourcing, logistics, quality control and factory management services. Ascenda Corporation, through the Targets, provides clients with the knowledge and resources to make more cost-effective buying decisions and assists with streamlining the procurement process and thereby reducing business costs.

Pursuant to the terms of the SPA, the Company agreed to acquire all of the equity interests of the Targets, which are owned by Seller, in return for the issuance to Seller of 10,000,000 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) and undertake certain additional transactions as set forth in the SPA (all such transactions collectively, the “Transactions”). The shares of Common Stock issued to Seller pursuant to the SPA constitute approximately 5.9% of the issued and outstanding shares of Common Stock of the Company immediately prior to the closing of the Transactions and approximately 5.6% of the issued and outstanding shares of Common Stock of the Company immediately following the closing of the Transactions.

In the SPA, the Company agreed that, following the closing, the Company, at its cost, would utilize its commercially reasonable efforts to, within 90 days of the closing, prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) registering the Common Stock issued to the Seller, so as to permit the resale of such Common Stock without such resale being subject to the limitations applicable to restricted securities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

The Seller and the Targets provided customary representations and warranties to the Company in the SPA, including with respect to the ownership of the shares of the Targets, the respective parties’ authority to enter into the SPA and the Transactions, absence of litigation, the organization, history and capitalization of the Targets, governmental approvals required, financial statements of the Targets, taxes and other expenditures, real property owned or leased by the Targets, title to assets, contracts, customers, suppliers and sales representatives, warranties and product liability, permits, compliance with laws, personnel of the Targets, export and import control laws, and other matters.

The Company also provided customary representations and warranties to the Seller in the SPA, including with respect to the Company’s authority to enter into the SPA and the Transactions, governmental approvals, legal proceedings, the validity of the Common Stock to be issued to the Seller, compliance with SEC reporting requirements, and other matters.

The SPA provides that, in the event that the Company does not make the payments as required pursuant to the Note (as defined and described below) within 180 days following the closing date; the Company breaches the covenants set forth in the SPA or the 12 month anniversary of the closing date, the market value of the Common Stock issued to the Seller (as determined by the market price of the Common Stock) is not equal to $750,000 or higher and the Company does not issue to Seller additional shares of Common Stock to obtain such valuation, then, if any such failure remains uncured for ten (10) or more business days after Seller give written notice of the default to the Company, the parties shall effectuate unwinding of the Transactions. In such case, the Note shall be deemed of no further force or effect, and the Seller shall return to the Company 90% of the Common Stock received by the Seller at the closing, and the Seller may retain the remaining 10% of the Common Stock.

In the SPA, the Seller agreed to indemnify the Company and the Targets (following the closing) and all of Buyer’s affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns from and against any and all losses incurred or suffered by any such parties arising out of, based upon or resulting from (i) any breach of any representation or warranty of the Seller or the Targets in the SPA; (ii) any breach by Seller or the Targets of, or any failure of Seller or the Targets to perform, any of the covenants, agreements or obligations in the SPA; and (iii) all taxes (or the nonpayment thereof) of Seller or the Targets for any periods prior to the closing or arising from events occurring prior to the closing.

In the SPA, the Company agreed to indemnify, defend and hold harmless Seller and all of Seller’s affiliates, from and against any and all losses incurred or suffered by Seller arising out of, based upon or resulting from (i) any breach or violation of any of the representations or warranties of the Company contained in the SPA; and (ii) any breach or violation of any of the covenants or agreements of the Company contained in the SPA.

The representations and warranties in the SPA survive for a period of 12 months from the closing, and no indemnification may be made after such time, other than the representations of the Company relating to authorization of the Transactions, the organization of the Company, the capitalization of the Company and those relating to governmental approvals, which survive indefinitely.

The SPA also provides that the parties will cooperate with respect to filing tax returns of the Targets following the closing. Any disputes related to the SPA or the Transactions will be submitted for arbitration to the Hong Kong International Arbitration Center. No parties to the SPA utilized any brokers in connection with the SPA or the Transactions.

The SPA provides that the Transactions would close on the signing date of the SPA. The SPA was signed on June 22, 2017 and the Transactions closed on the same date.

The description of the SPA as set forth above is qualified in its entirety by reference to the full SPA, which is attached hereto as Exhibit 10.1.

Promissory Note

In connection with the Transaction and as required by the SPA, at the closing of the Transactions the Company agreed to enter into a promissory note with Seller, which provided for the payment of $500,000 to Seller by the Company within 180 days following the closing date of the Transactions (the “Note”). The Note is not a part of the purchase price for the acquisition of the equity interests of the Targets, but is instead to reimburse Seller for $500,000 in cash that is in the accounts of the Targets as of the closing of the Transactions and which will be remain for the benefit of the Company following the closing.

The Note bears interest at the rate of 2% per year, payable at maturity or upon acceleration, which occurs upon an Event of Default.” Upon an Event of Default, the interest rate increases to the lower of 22% or the maximum rate permitted by law. It is an “Event of Default” if (i) the Company fails to pay the principal or interest as and when due under the Note or (ii) if bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against the Company and are not dismissed or settled within and 10 days. The Note is payable in full 180 days after the issuance date, which is therefore December 19, 2017. The Company may prepay the Note at any time.

Prior to any Event of Default, the Seller may not assign the Note without the prior written consent of the Company, which may be withheld by the Company in its sole discretion. Following any Event of Default, the Seller may freely assign the Note, upon notice to the Company.

The description of the Note as set forth above is qualified in its entirety by reference to the full Note, which is attached hereto as Exhibit 10.2.

Employment Agreement

In connection with the Transaction and as required by the SPA, at the closing of the Transactions, the Company agreed to enter into an executive employment agreement with Donald Su Yo Ruan, pursuant to which Mr. Ruan will be employed as President/CEO of Asia Operations of the Company, and shall also serve as Chairman of the Board of Directors of the Company (the “Employment Agreement”), as further described in Item 5.02.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Seller was formed in 2000 based in China and the USA. Original investors in the Seller included The China Development Group which was the largest investment banker in Taiwan and Donald So Yo Ruan, who has over 40 years of experience in global trade. The assets of the Targets, which the Company acquired via the acquisition of all of the equity interests of the Targets, include assets of the international trading part of the Targets including the ability to import and export products globally, existing business and clients, executive management, and goodwill.

Simultaneous with the execution of the SPA, The Company has officially launched its new Global Sourcing business. This business will focus on Global Sourcing, Supply Chain, Logistics and Sales and Marketing Services. The Targets form the foundation of this strategy.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of our Common Stock we agreed to issue as disclosed in Item 5.02 of this Current Report were and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2017, in connection with the Transactions and as required by the SPA, the Company named Donald Su Yo Ruan, age 70, as President/CEO of Asia Operations of the Company. Mr. Ruan was also named as a Director of the Company on the same date, following a resolution of the Board of Directors (the “Board”) of the Company to expand the size of the Board from 4 to 5 persons, and to name Mr. Ruan to the newly created vacancy and to serve as the Chairman of the Board, in each case in accordance with the Bylaws of the Company.

Life Clips believes that Mr. Ruan’s deep and extensive experience, as set forth below, and particularly his success at operating and growing the operations of Ascenda Corporation and the Targets, makes him uniquely qualified to help lead Life Clips going forward. Mr. Ruan has extensive knowledge and experience with operations such as those of Life Clips, both currently and going forward, including experience with respect to design, licensing, import and supply chain services, as well as negotiating and coordinating with factories, managing logistics and ensuring that products are where they need to be, on time.

Mr. Ruan, age 70, was born in China and grew up in Taiwan. Mr. Ruan graduated from the Chinese Culture University with a Bachelor of Science degree in Geography, in 1972. Commencing in 1968, Mr. Ruan was a manager at Unico International in Taiwan, which operated in industrial development, including providing technical consultation services both in the official development assistance and the private investment fields. In 1974, in connection with Unico International’s expansion, he was named General Manager of the company and moved to the United States. In 1985 he relocated back to Taiwan, and served as Executive Vice President of Taiwan & Hong Kong Trading Company, an entity which organizes trade fairs and promotional activities to assist small and medium-sized enterprises in connecting with business clients and partners.

From 1989 to 2000, he was President of Waffer International, the world’s largest magnesium injection molder both in the United States and Taiwan. In addition, from 1993 to 2000, Mr. Ruan was the General Manager of Proview Technology, a consumer electronics manufacturing company.

From May 2001 to the present, he as severed as the General Manager and Chief Executive Officer of Ascenda Corporation, where he oversaw all sales and marketing activities of the company. The description of the operations of Ascenda Corporation as set forth in Item 1.01 is incorporated herein by reference.

None of the entities described above are a parent, subsidiary or other affiliate of Life Clips.

Mr. Ruan does not currently hold any other directorships with any publicly held companies, including any companies organized outside of the United States or registered as an investment company, other than being the sole director of Ascenda Corporation. Mr. Ruan has served as President of Ascenda Corporation and Ascenda International for the last 17 years.

Mr. Ruan is the General Manager and Chief Executive Officer of the Seller (Ascenda Corporation) in the Transactions described in Item 1.01. Mr. Ruan was previously a shareholder of Ascenda Corporation, but his shares were transferred to employees of the company and to certain of his family members. As such Mr. Ruan had and continues to have a material interest in the Transactions, including the payments to the Seller under the SPA and the Note. The information relating to the SPA, the Note and the Transactions as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with his engagement as the President/CEO of Asia Operations of the Company, the Company entered into the Employment Agreement with Mr. Ruan on June 22, 2017 (the “Effective Date”). The Employment Agreement is for a two-year term, which automatically renews for successive additional one-year terms unless either Mr. Ruan or the Company notifies the other party that they do not wish the Employment Agreement to so renew. The Employment Agreement provides that Mr. Ruan will serve as the Company’s President/CEO of Asia Operations, reporting to the Chief Executive Officer of the Company, and Mr. Ruan will also serve as the Chairman of the Board.

Pursuant to the Employment Agreement, the Company will pay Mr. Ruan a salary of $15,000 per month, which commenced effective as of June 22, 2017. In the event the cash flow from the Targets does not support Mr. Ruan’s base salary and normal operations upon the Effective Date, the base salary owed will be covered after the Company has raised appropriate working capital to support the base salary and normal operations. It is expected that appropriate working capital to support the base salary and normal operations will be raised within 90 days of the Effective Date. Mr. Ruan is also entitled to an annual bonus payment in an amount to be jointly determined by the Board and Mr. Ruan.

On each anniversary of the Effective Date, Mr. Ruan will be granted 500,000 shares of Common Stock of the Company, 50% of which will vest on the date granted and the remaining 50% shall vest on the anniversary of the date of the grant. The amount of the grant may be increased by the Board as part of the performance bonus. The Company shall reimburse Mr. Ruan for all necessary and reasonable travel, entertainment and other business expenses incurred by Mr. Ruan in the performance of his duties in accordance with such reasonable procedures as the Company may adopt generally from time to time. Mr. Ruan is entitled to 4 weeks of vacation annually, holiday and sick leave at levels no less than commensurate with those provided to any other senior executives of the Company, in accordance with the Company’s vacation, holiday and other pay-for-time-not-worked policies. Mr. Ruan is entitled to participate in the Company’s health, life insurance, long and short-term disability, dental, retirement, and medical programs, if any, pursuant to their respective terms and conditions, on a basis no less than commensurate with those provided to any other senior executives of the Company.

If Mr. Ruan’s engagement is terminated by the Company without “Cause,” or by Mr. Ruan for “Good Reason,” (in each case as defined below) then a portion of the stock grants described above equal to a pro rata portion of the grants based on the time from the date of the grant to the date of termination, and assuming a 12-month vesting period, shall be deemed vested, and all other amounts shall be forfeited. If Mr. Ruan’s engagement is terminated by the Company with “Cause” or by Mr. Singer without “Good Reason,” then all unvested portions of the stock grants described above as of the date of termination shall be forfeited.

“Cause” is defined as (i) a material violation of any material written rule or policy of the Company, a copy of which has been provided to Mr. Ruan for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, and which Mr. Ruan fails to correct within 10 days after he receives written notice from the Board of such violation; (ii) misconduct by Mr. Ruan to the material and demonstrable detriment of the Company; (iii) Mr. Ruan’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony; (iv) Mr. Ruan’s continued and ongoing gross negligence in the performance of his duties and responsibilities to the Company as described in the Employment Agreement; or (v) Mr. Ruan’s material failure to perform his duties and responsibilities to the Company as described in the Employment Agreement (other than any such failure resulting from the Mr. Ruan’s incapacity due to physical or mental illness or any such failure subsequent to Mr. Ruan being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to Mr. Ruan of the specific nature of such material failure and Mr. Ruan failure to cure such material failure within 10 days following receipt of such notice.

“Good Reason” is defined as (i) a significant diminution by the Company of Mr. Ruan’s role with the Company or a significant detrimental change in the nature and/or scope of Mr. Ruan’s status with the Company (including a diminution in title); (i) a reduction in Mr. Ruan’s base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%; or (iii) any other material breach by the Company of any of the terms and conditions of the Employment Agreement which the Company fails to correct within 10 days after the Company receives written notice from Mr. Ruan of such violation.

The Employment Agreement provides Mr. Ruan with customary additional benefits, and contains customary provisions related to confidentiality of Company information and ownership of Company intellectual property. In addition, Mr. Ruan agrees that, during the term of the Employment Agreement and for a period of two years after a termination of his employment with the Company for any reason, he will not, directly or indirectly solicit or hire or encourage the solicitation or hiring of any person who was an employee of the Company at any time on or after the date of such termination (unless more than six months shall have elapsed between the last day of such person’s employment by the Company and the first date of such solicitation or hiring). Mr. Ruan also agreed, during and after the terms of his employment, not to make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any other action which disparages the Company or its officers, directors, businesses or reputations; or, without the written consent of the Board, disclose to any person other than as required by law or court order, any confidential information obtained by him while employed by the Company, subject to customary exceptions.

The description of the Employment Agreement as set forth above is qualified in its entirety by reference to the full Employment Agreement, which is attached hereto as Exhibit 10.3.

There are no family relationships between any of the Company’s directors or officers and Mr. Ruan.

There are no related party transactions with respect to Mr. Ruan reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K other than as set forth above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of June 22, 2017, by and among Life Clips, Inc., Ascenda Corporation, Hong Kong Ascenda International Co., Limited and Hong Kong Ascenda International Co., Limited.

10.2	Promissory Note issued by Life Clips, Inc. to Ascenda Corporation, dated June 22, 2017.

10.3+	Executive Employment Agreement, dated as of June 22, 2017, by and between Life Clips, Inc. and Donald Su Yo Ruan.

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: June 27, 2017	/s/ Victoria Rudman
Victoria Rudman, Chief Financial Officer